Exhibit 99.2

Planar Reports Fourth Quarter and Fiscal 2007 Financial Results

BEAVERTON, Ore. – November 19, 2007 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $84.5 million and a GAAP loss per share of $0.79, in the fourth quarter ended September 28, 2007, partially impacted by the previously announced GAAP valuation allowance against deferred tax assets. On a Non-GAAP basis (see reconciliation table), net loss per share was $0.13 in the fourth quarter of 2007, negatively impacted by inventory charges of $3.8 million. Sales for fiscal year 2007 were $272.2 million compared with $212.7 million in fiscal 2006. For fiscal year 2007 GAAP loss per share was $1.33 compared with income per diluted share of $0.42 in fiscal 2006. Non-GAAP loss per share was $0.18 in fiscal 2007 compared with income per diluted share of $0.63 in fiscal 2006.

“During our fourth quarter we continued to make progress in transforming the Company into a provider of higher margin specialty displays,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Our efforts have resulted in sequential revenue growth in each of our business units during the fourth quarter, which we believe is a positive sign looking forward. While fiscal year 2007 was a year of significant change to establish a new foundation for Planar, we believe fiscal 2008 will show a return to Non-GAAP profitability based on an increased mix of higher margin specialty display revenue and a renewed focus on gaining efficiency and synergies throughout our substantially changed company. “

KEY FOURTH QUARTER 2007 FINANCIAL INFORMATION

•	Revenue grew 58 percent to $84.5 million compared to the fourth quarter of 2006, the highest quarterly revenue in the Company’s history

•	Specialty revenue growth of 74 percent year over year representing 77 percent of total revenue reported in the fourth quarter

•	Non-GAAP loss per share of $0.13 included $3.8 million in inventory charges

•	Non-GAAP earnings per share performance, excluding the $3.8 million inventory charge, was approximately breakeven

•	Net debt position of $7.7 million (Cash less borrowing outstanding on the Company’s line of credit)

•	Days-Sales-Outstanding (DSO) of 46 days

•	Non-cash valuation allowance against deferred tax assets of $7.6 million (see earlier press release for more information)

•	Guidance for the first quarter of 2008 set at approximately breakeven in Non-GAAP EPS and approximately $0.20 for Fiscal 2008

SUMMARY OF RESULTS

Industrial segment sales in the fourth fiscal quarter were $16.3 million, up 10 percent sequentially and down 6 percent compared with the fourth quarter of fiscal 2006. The Company experienced the second consecutive quarter of sequential sales growth as incremental investments made over the past year in an effort to drive new design wins are continuing to show early signs of success. The Company is seeing increased opportunities for its industrialized displays in a number of end markets, including military, marine, and public safety. The Company expects revenue growth in this higher margin business segment in fiscal 2008 compared to fiscal 2007 as the expected rate of new design wins should exceed the declines based on end of life contracts.

The Medical segment of the Company recorded fourth quarter sales of $11.4 million, up 2 percent compared with the third quarter of fiscal 2007 and approximately flat compared with the fourth quarter a year ago. Sales of Diagnostic Imaging (DI) monitors grew 3 percent sequentially. DI Sales to the US OEM channel increased 20 percent year over year. This was partially offset by a decrease in sales to the US IT reseller channel. In addition, sales of lower-margin patient monitors decreased 24 percent year over year as the Company continues to transition away from this lower-margin product line to focus on higher-margin opportunities for Diagnostic Imaging monitors.

Sales in the Home Theater segment were $15.3 million for the fourth quarter of 2007 compared with sales of $0.2 million during the same period a year ago. The fourth quarter of fiscal 2007 financial results represent the first full quarter for this business segment to include results from the Runco International business acquired in May 2007. Sales for Runco and Vidikron branded products were $14.4 million, up 27 percent compared to the year-ago period, based upon the historical results of Runco as represented to Planar in connection with the acquisition. Sales for Planar branded products were $0.9 million during the fourth quarter of 2007. The Company continues to focus on driving growth and operational efficiencies though the ongoing integration process in this high-end segment of the Home Theater market.

Sales of the Company’s Control Room and Signage segment, formerly Clarity Visual Systems, were $17.4 million in the fourth quarter, up 2 percent sequentially and up 15 percent compared with the year-ago period, based upon the historical results of Clarity before and after the acquisition which closed on September 11, 2006. The year over year growth was due to increased sales of command and control “Video Wall” equipment as well as higher sales of digital signage software and solutions.

Sales in the Company’s Commercial segment were $24.2 million, up 27 percent sequentially and up 22 percent versus the fourth quarter a year ago. The revenue growth was primarily driven by increased sales of desktop monitors resulting from higher demand for certain products in short supply, industry wide, combined with relatively stable average selling prices. Sales in new specialty display product categories including higher margin touch monitors and business projectors also grew reflecting the Company’s strategic shift to higher-margin products in this segment.

As noted in the key financial information, the positive impact on margins associated with improved fourth quarter revenue performance was more than offset by inventory charges of $3.8 million. These charges resulted primarily from issues that surfaced with the newly acquired businesses, including a $1.1 million inventory charge associated with the assimilation of Runco and Planar branded home theater products and a $1.6 million charge related to the Clarity business, primarily attributed to the consolidation of manufacturing, service and logistics in Europe. The remaining $1.1 million charge was recorded in the Company’s Medical business and was related to slow moving and end-of-life products. Excluding these charges, the Company reported fourth quarter 2007 adjusted Non-GAAP earnings of approximately breakeven, compared to Non-GAAP income of $2.2 million, or $0.14 per diluted share, in the fourth quarter of fiscal 2006.

The Company ended the fourth quarter with cash and short term investments of $15.3 million, down $0.3 million compared with the end of the third quarter. In addition, the Company had outstanding $23 million of short-term borrowing on the Company’s line of credit at the end of the fourth quarter of fiscal 2007.

BUSINESS OUTLOOK

The Company has added substantial capability to address specialty display markets over the past year. The acquisitions of Clarity and Runco have brought additional product development and go to market resources to augment the specialty display capabilities of the legacy Planar businesses. Those additions, along with investments in Planar’s other specialty business segments, have created a new platform that the Company expects will enable growth and higher profitability moving forward. Now that the foundation is in place, the Company believes leveraging these multiple market opportunities and focusing on operational efficiencies across the enterprise will result in Non-GAAP profitability for fiscal 2008. However, as the Company is continuing to integrate its combined operations around the world, the first half of 2008 will most likely experience lower levels of Non-GAAP earnings than the second half of fiscal 2008. For the full fiscal year the Company currently expects 2008 Non-GAAP income per diluted share of approximately $0.20, with the first quarter of fiscal 2008 approximately breakeven on a Non-GAAP earnings per share basis. Revenue for the first quarter of 2008 is expected to be between $77 million and $81 million.

Results of operations and the business outlook will be discussed in a conference call today, November 19, 2007, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until December 19, 2007. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to sequential growth in each of the business units being a positive sign looking forward, the expectation of Non-GAAP profitability in 2008, that increasing design wins may provide future opportunities for growth in the Industrial segment and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that the acquisitions of Clarity Visual Systems and Runco International will not be effectively integrated with the Company’s other business operations or that other difficulties will arise in connection with the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity and Runco acquisitions; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Year Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Sales	$84,516	$53,332	$272,215	$212,726
Cost of Sales	66,938	38,268	205,461	155,096

Gross Profit	17,578	15,064	66,754	57,630
Operating Expenses:
Research and development, net	3,665	2,443	15,276	9,920
Sales and marketing	12,313	6,093	40,709	21,158
General and administrative	5,759	3,864	21,639	16,543
Amortization of intangible assets	2,001	465	7,402	906
Acquisition related costs	898	77	2,572	77
Impairment and restructuring	—	—	1,625	503

Total Operating Expenses	24,636	12,942	89,223	49,107
Income (loss) from operations	(7,058)	2,122	(22,469)	8,523
Non-operating income (expense):
Interest, net	(276)	750	634	2,564
Foreign exchange, net	(242)	(678)	(152)	(659)
Other, net	299	(18)	262	(49)

Net non-operating income (expense)	(219)	54	744	1,856
Income (loss) before taxes	(7,277)	2,176	(21,725)	10,379
Provision (benefit) for income taxes	6,516	821	1,459	3,897

Income (loss) before cumulative effect of accounting change	(13,793)	1,355	(23,184)	6,482
Cumulative effect of accounting change, net of income taxes	—	(202)	—	(202)

Net income (loss)	$(13,793)	$1,153	$(23,184)	$6,280

Basic net income (loss) per share before cumulative effect of accounting change	($0.79)	$0.09	($1.33)	$0.43
Average shares outstanding - basic	17,543	15,600	17,374	15,166
Diluted net income (loss) per share before cumulative effect of accounting change	($0.79)	$0.09	($1.33)	$0.42
Average shares outstanding - diluted	17,543	15,747	17,374	15,437

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Sept. 28, 2007	Sept. 29, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$15,287	$48,318
Accounts receivable, net	42,915	31,961
Inventories	59,028	49,524
Other current assets	13,480	13,837

Total current assets	130,710	143,640
Property, plant and equipment, net	14,918	10,880
Goodwill	67,429	51,996
Intangible assets	44,278	32,465
Other assets	5,809	6,021

	$263,144	$245,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$31,712	$25,674
Note payable	23,000	—
Current portion of capital leases	324	493
Deferred revenue	4,888	6,326
Other current liabilities	38,277	30,237

Total current liabilities	98,201	62,730
Capital leases, net of current portion	152	1,044
Other long-term liabilities	11,109	13,653

Total liabilities	109,462	77,427
Common stock	167,967	161,538
Retained earnings	(13,655)	10,270
Accumulated other comprehensive loss	(630)	(4,233)

Total shareholders’ equity	153,682	167,575

	$263,144	$245,002

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended September 28, 2007 Adjustments
	GAAP	Clarity /Runco Acquisitions	Share-based Comp.	Other		Non-GAAP
Sales	$84,516	34 (a)				$84,550
Cost of Sales	66,938		(103)			66,835

Gross Profit	17,578	34	103	—		17,715
Operating Expenses:
Research and development, net	3,665		(50)			3,615
Sales and marketing	12,313		(312)			12,001
General and administrative	5,759		(494)			5,265
Amortization of intangible assets	2,001	(1,854)		(147)		—
Acquisition related cost	898	(898)				—
Impairment and restructuring	—					—

Total Operating Expenses	24,636	(2,752)	(856)	(147)		20,881
Income (loss) from operations	(7,058)	2,786	959	147		(3,166)
Non-operating income (expense):
Interest, net	(276)					(276)
Foreign exchange, net	(242)					(242)
Other, net	299					299

Net non-operating income (expense)	(219)					(219)
Income (loss) before taxes	(7,277)	2,786	959	147		(3,385)
Provision (benefit) for income taxes	6,516	975	336	(9,012	)(b)	(1,185)

Net income (loss)	$(13,793)	$1,811	$623	$9,159		$(2,200)

Basic net income (loss) per share	($0.79)					($0.13)
Average shares outstanding - basic	17,543					17,543
Diluted net income (loss) per share	($0.79)					($0.13)
Average shares outstanding - diluted	17,543					17,543

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(b)	$9.1 million tax adjustment, including a $7.6 million non-cash valuation allowance against deferred tax assets

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended September 29, 2006 Adjustments
	GAAP	Clarity Acquisition		Share-based Comp.	Other	Non-GAAP
Sales	$53,332	98	(a)			$53,430
Cost of Sales	38,268	(138	)(b)	(39)		38,091

Gross Profit	15,064	236		39	—	15,339
Operating Expenses:
Research and development, net	2,443			(35)		2,408
Sales and marketing	6,093			(257)		5,836
General and administrative	3,864			(304)		3,560
Amortization of intangible assets	465	(318)			(147)	—
Acquisition related cost	77	(77)				—
Impairment and restructuring	—					—

Total Operating Expenses	12,942	(395)		(596)	(147)	11,804
Income (loss) from operations	2,122	631		635	147	3,535
Non-operating income (expense):
Interest, net	750					750
Foreign exchange, net	(678)					(678)
Other, net	(18)					(18)

Net non-operating income (expense)	54					54
Income (loss) before taxes	2,176	631		635	147	3,589
Provision (benefit) for income taxes	821	237		238	55	1,351

Income before cumulative effect of accounting change	$1,355	$394		$397	$92	$2,238

Basic net income (loss) per share before cumulative effect of accounting change	$0.09					$0.14
Average shares outstanding - basic	15,600					15,600
Diluted net income (loss) per share before cumulative effect of accounting change	$0.09					$0.14
Average shares outstanding - diluted	15,747					15,747

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(b)	Non-cash expense for Clarity inventory step up adjustment to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Year ended September 28, 2007 Adjustments
	GAAP	Clarity / Runco Acquisitions		Share-based Comp.	Other		Non-GAAP
Sales	$272,215	136	(a)				$272,351
Cost of Sales	205,461	(753	)(b)	(425)			204,283

Gross Profit	66,754	889		425	—		68,068
Operating Expenses:
Research and development, net	15,276			(379)			14,897
Sales and marketing	40,709			(1,753)			38,956
General and administrative	21,639			(1,889)			19,750
Amortization of intangible assets	7,402	(6,814)			(588)		—
Acquisition related cost	2,572	(2,572)					—
Impairment and restructuring	1,625				(1,625)		—

Total Operating Expenses	89,223	(9,386)		(4,021)	(2,213)		73,603
Income (loss) from operations	(22,469)	10,275		4,446	2,213		(5,535)
Non-operating income (expense):
Interest, net	634						634
Foreign exchange, net	(152)						(152)
Other, net	262						262

Net non-operating income (expense)	744						744
Income (loss) before taxes	(21,725)	10,275		4,446	2,213		(4,791)
Provision (benefit) for income taxes	1,459	3,596		1,556	(8,288	)(c)	(1,677)

Net income (loss)	$(23,184)	$6,679		$2,890	$10,501		$(3,114)

Basic net income (loss) per share	($1.33)						($0.18)
Average shares outstanding - basic	17,374						17,374
Diluted net income (loss) per share	($1.33)						($0.18)
Average shares outstanding - diluted	17,374						17,374

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(b)	Non-cash expense for Clarity/Runco inventory step up adjustment to fair value

(c)	$9.1 million tax adjustment, including a $7.6 million non-cash valuation allowance against deferred tax assets

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Year ended September 29, 2006 Adjustments
	GAAP	Clarity Acquisition		Share-based Comp.	Other	Non-GAAP

Sales	$212,726	98	(a)			$212,824
Cost of Sales	155,096	(138	)(b)	(189)		154,769

Gross Profit	57,630	236		189	—	58,055
Operating Expenses:
Research and development, net	9,920			(141)		9,779
Sales and marketing	21,158			(767)		20,391
General and administrative	16,543			(2,280)		14,263
Amortization of intangible assets	906	(318)			(588)	—
Acquisition related cost	77	(77)				—
Impairment and restructuring	503			(51)	(452)	—

Total Operating Expenses	49,107	(395)		(3,239)	(1,040)	44,433
Income (loss) from operations	8,523	631		3,428	1,040	13,622
Non-operating income (expense):
Interest, net	2,564					2,564
Foreign exchange, net	(659)					(659)
Other, net	(49)					(49)

Net non-operating income (expense)	1,856					1,856
Income (loss) before taxes	10,379	631		3,428	1,040	15,478
Provision (benefit) for income taxes	3,897	237		1,287	390	5,811

Income before cumulative effect of accounting change	$6,482	$394		$2,141	$650	$9,667

Basic net income (loss) per share before cumulative effect of accounting change	$0.43					$0.64
Average shares outstanding - basic	15,166					15,166
Diluted net income (loss) per share before cumulative effect of accounting change	$0.42					$0.63
Average shares outstanding - diluted	15,437					15,437

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(b)	Non-cash expense for Clarity inventory step up adjustment to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

	Estimates for the
	Quarter Ended Dec. 28, 2007 (Q108)	Year Ended Sept. 26, 2008 (FY08)

GAAP net income (loss) per share	($0.18)	($0.40)
Amortization of intangible assets	$0.08	$0.29
Share-based compensation	$0.06	$0.22
Acquisition related costs	$0.04	$0.09

Non-GAAP net income (loss) per share	$0.00	$0.20

Both GAAP and Non-GAAP estimates assume a tax rate of 32%1

Q108 Non-GAAP net income per share assumes 18.00 million average diluted shares outstanding

FY08 Non-GAAP net income per share assumes 18.75 million average diluted shares outstanding

Note 1: A 32% effective tax rate is assumed for the purpose of providing EPS guidance. Given the relationship between various fixed-dollar tax deductions and the pre-tax results, the effective tax rate can change materially based on small variations in pre-tax results. Therefore, the actual effective tax rate could differ materially from the assumption above.